Exhibit 99.1

NEWS RELEASE

For further information, contact:	Matt Quantz, Manager — Corporate Communications
(337) 232-7028, www.petroquest.com

PETROQUEST ENERGY REPLACING EXPIRING SHELF REGISTRATION STATEMENT

LAFAYETTE, LA – April 6, 2009 — PetroQuest Energy, Inc. (NYSE: PQ) announced today that it has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. The registration statement will replace the Company’s previous registration statement, which will expire on April 11, 2009. As with its previous registration statement, this registration statement, after it has been declared effective by the SEC, will allow the Company to offer and sell, from time to time, up to $200 million in debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants, purchase contracts, units and guarantees of non-convertible debt securities in one or more separate offerings with the size, price and terms to be determined at the time of sale. The terms of any securities offered will be described in a related prospectus supplement to be filed separately with the SEC at the time of the offering.

Charles T. Goodson, Chairman, Chief Executive Officer and President, commented, “PetroQuest has no immediate plans to use the registration statement for any specific financing, but it has been the Company’s practice to have this type of customary shelf registration in place to ensure financing flexibility should the need arise.”

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and the significant price decline since June 30, 2008, the deteriorating economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs or reductions in the borrowing base under our bank credit facility, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.